Exhibit 99.1

FOR IMMEDIATE RELEASE

Sanchez Energy Enters Interest Payment Grace Period

to Continue Discussions with Stakeholders

Business Operations Continuing in the Normal Course

HOUSTON — July 15, 2019 — Sanchez Energy Corporation (“Sanchez Energy” or the “Company”) (OTC Pink: SNEC) today announced that the Company has elected to defer making an interest payment on its 6.125% Senior Notes due 2023 (the “6.125% Notes”) while it continues ongoing constructive discussions with its bondholders and other stakeholders on a comprehensive restructuring plan that would significantly reduce debt and strengthen its overall financial flexibility to position the Company for long-term success.

The indenture governing the 6.125% Notes provides for a 30-day grace period, which expires on August 14, 2019, to make the scheduled interest payment.

Sanchez Energy continues to maintain strong cash liquidity and is operating its business in the normal course.

About Sanchez Energy Corporation

Sanchez Energy Corporation (OTC Pink: SNEC) is an independent exploration and production company focused on the acquisition and development of U.S. onshore unconventional oil and natural gas resources, with a current focus on the Eagle Ford Shale in South Texas. For more information about Sanchez Energy Corporation, please visit our website: www.sanchezenergycorp.com.

Forward Looking Statements

This press release contains “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including, but not limited to, Sanchez Energy’s ability to successfully execute its business and financial strategies, including a comprehensive restructuring plan, Sanchez Energy’s ability to reduce its debt or strengthen its financial position; and Sanchez Energy’s future financial and operating performance.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including, but not limited to, the outcome of discussions with Sanchez Energy’s stakeholders, the timing and extent of changes in prices of, and demand for, commodities; the extent to which Sanchez Energy’s drilling plans are successful; Sanchez Energy’s ability to replace the reserves it produces; Sanchez Energy’s ability to satisfy its capital expenditure, debt service and other funding requirements through internally generated cash flows, asset sales and other activities; the accuracy of reserve estimates; and other factors described in Sanchez Energy’s most recent Annual Report on Form 10-K and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the SEC.  Sanchez Energy’s filings with the SEC are available on our website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and assumptions, the events anticipated by Sanchez Energy’s forward-looking statements may not occur, and, if any of such events do occur, Sanchez Energy may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results.  Accordingly, you should not place any undue reliance on any of Sanchez Energy’s forward-looking statements.  Any forward-looking statement speaks only as of the date on which such statement is made, and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts:

Investors

Cham King

(877) 847-0009

ir@sanchezenergycorp.com

Media

Meaghan Repko / Dan Moore

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449